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                                                                   EXHIBIT 23(a)

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement (Form S-8 for the registration of 1,000,000 shares of SouthTrust Corporation common stock in connection with the SouthTrust Corporation Discount Stock Payroll Purchase Plan) of our report dated January 29, 1999 included in SouthTrust Corporation's Form 10-K for the year ended December 31, 1998 and to all references to our Firm included in this Registration Statement.


/s/ Arthur Andersen, LLP
Birmingham, Alabama
February 25, 2000


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